Exhibit 10.29
RETENTION AGREEMENT
This Retention Agreement (the “Agreement”) is entered into by and between Catherine Powell (“Executive”) and Airbnb, Inc., a Delaware corporation (the “Company”), effective as of December 4, 2023 (the “Effective Date”) with reference to the following facts:
A.    Executive, who currently serves as the Company’s Global Head of Hosting, is party with the Company to an offer letter dated January 26, 2020 (the “Offer Letter”) and a Change in Control and Severance Agreement dated May 5, 2022 (the “Severance Agreement”).
B.    Executive has notified the Company that Executive desires to depart the Company and cease serving as an officer and employee of the Company.
C.    The Company desires for Executive to continue to provide services to the Company through June 30, 2024 (the “Planned Departure Date”) to help transition Executive’s duties to other Company employees on the terms and conditions set forth in this Agreement.
D.    Executive is willing to continue to provide services to the Company through the Planned Departure Date on the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the Parties agree as follows:
1.Departure Date. Executive and the Company agree that Executive shall remain employed by the Company through the earliest of (i) the Planned Departure Date, (ii) the date the Company terminates Executive’s employment for other than Cause (as defined in the Severance Agreement), (iii) the date Executive resigns from the Company for Good Reason (as defined below) (together with a departure on the Planned Departure Date and Executive’s termination of employment by the Company for other than Cause, a “Covered Departure”), (iv) the date the Company terminates Executive’s employment for Cause and (v) the date Executive voluntarily terminates employment with the Company without Good Reason (the earliest such date, the “Departure Date”).
For purposes of this Agreement, “Good Reason” means the occurrence of any of the following: (A) the Company’s material breach of this Agreement; or (B) the Company’s failure to make a timely payment pursuant to this Agreement; provided that no resignation for Good Reason shall be effective unless and until (x) Executive has first provided the Company with written notice specifically identifying the acts or omissions constituting the grounds for Good Reason within 30 days after the occurrence thereof, (y) the Company has not cured such acts or omissions that are capable of cure within 30 days of its actual receipt of such notice, and (z) the effective date of Executive’s termination for Good Reason occurs no later than 60 days after initial existence of the facts or circumstance constituting Good Reason.
2.Full-Time Employment and Retention Period.
(a)Full-Time Employment Period. During the period commencing on the Effective Date and ending on December 31, 2023 (the “Full-Time Employment Period”), Executive shall continue to serve as the Company’s Global Head of Hosting and shall perform such duties as are customarily associated with such positions and such other duties as are assigned to Executive by the Company. During the Full-Time Employment Period, Executive shall devote substantially all of Executive’s business time and attention to the business of the Company. For the avoidance of doubt, if the Departure Date precedes December 31, 2023, the Full-Time Employment Period shall thereupon terminate and the Retention Period (as defined below) shall not commence.

(b)Retention Period. During the period commencing January 1, 2024 and ending on the Planned Departure Date (the “Retention Period”), Executive shall serve in a non-executive officer role as Special Advisor and shall perform such duties as outlined in Exhibit A attached hereto and devote such amount of Executive’s business time and attention as reasonably requested by the Company to fulfill such duties. For the avoidance of doubt, if the Departure Date precedes the Planned Departure Date, then the Retention Period shall thereupon terminate.

(c)Location. During the Full-Time Employment Period and the Retention Period, Executive will be permitted to work remotely in accordance with Company policy as in effect as of the Effective Date.

(d)Compensation. During the Full-Time Employment Period and the Retention Period, Executive will continue to be paid base salary at the rate in effect on the Effective Date and continue to be eligible for the employee benefit plans generally made available to executives of the Company on the terms and conditions set forth in such employee benefit plans. Executive shall remain eligible to earn an annual performance bonus in respect of 2023, subject to achievement of applicable performance goals, and payable when bonuses are typically paid to other senior executives of the Company, provided, that the Departure Date does not precede such date of payment. Executive shall not be eligible for new awards of stock options or restricted stock units during the Retention Period; however, each outstanding stock option grant and award of restricted stock units held by Executive as of the Effective Date (the “Company Equity Awards”) will continue to vest and, if applicable, become exercisable in accordance with their terms. All payments made to Executive will be subject to any required withholding taxes and authorized deductions.

(e)Protection of Information. Executive reaffirms Executive’s commitment to remain in compliance with the Employee Invention Assignment and Confidential Information Agreement entered into between Executive and the Company (the “Confidential Information Agreement”). Without limiting the foregoing, Executive acknowledges and agrees that, during the Full-Time Employment Period and the Retention Period, Executive shall not, directly or indirectly, become employed by or provide assistance to any competitor of the Company.

3.Departure.
(a)Accrued Obligations. Within 3 days following the Departure Date, the Company will pay to Executive (i) all accrued base salary and all unused paid time off accrued through the Departure Date and (ii) any unreimbursed business expenses incurred by Executive, in accordance with Company policy, prior to the Departure Date (collectively, the “Accrued Obligations”). Additionally, following the Departure Date, Executive shall be entitled to retain or receive any vested amounts due to Executive under any employee benefit plan, program or policy of the Company, in any case pursuant to and in accordance with the terms and conditions of the applicable plan, program or policy. For the avoidance of doubt, as of the Departure Date, Executive shall forfeit any Company Equity Award (or portion thereof) that remains unvested as of the Departure Date (after application of any accelerated vesting as described in Section 3(b)(iii) below).
(b)Retention Bonus. In the event of a Covered Departure, then, subject to and conditioned upon (x) Executive’s continued compliance with the Confidential Information Agreement (as defined below) and (y) Executive’s delivery to the Company of a release of claims substantially in the form attached hereto as Exhibit B (the “Release”) that becomes effective and irrevocable within 30 days following the Planned Departure Date, Executive shall be entitled to the following payments and benefits:

            (i)    Executive shall be entitled to receive a retention payment equal to the sum of (A) $600,000, which constitutes 12 months of Executive’s base salary at the rate in effect as of the Effective Date, plus (B) solely in the event the Covered Departure occurs prior to the Planned Departure Date, the amount of base salary that would have been paid to Executive had employment continued through the Planned Departure Date, plus (C) to the extent unpaid, Executive’s annual bonus for fiscal year 2023, calculated based on actual performance, in each case, payable in a cash lump sum, less applicable withholdings, on the first payroll date following the date the Release becomes effective and irrevocable.
            (ii)    Executive shall be entitled to receive an amount equal to the product of (A) the premium for one month of coverage for Executive and Executive’s covered dependents under

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COBRA, based on the rates in effect as of the Departure Date for Executive’s elected health coverage, multiplied by (B) the sum of (1) 15 plus (2) solely in the event the Covered Departure occurs prior to the Planned Departure Date, the number of whole or partial months remaining between the date of the Covered Departure and the Planned Departure Date, in each case, payable in a cash lump sum, less applicable withholdings, on the first payroll date following the date the Release becomes effective and irrevocable.
            (iii)    Each Company Equity Award held by Executive as of the Departure Date shall vest and, if applicable, become exercisable in respect of that number of shares of Company Class A common stock that would have vested and, if applicable, become exercisable had Executive’s employment with the Company continued for a period immediately following the Planned Departure Date equal to the sum of (A) 6 months plus (B) solely in the event the Covered Departure occurs prior to the Planned Departure Date, the amount of time remaining between the date of the Covered Departure and the Planned Departure Date.
            (iv)    After giving effect to the accelerated vesting set forth above, each vested stock option that was granted to Executive after December 10, 2020 shall remain exercisable until the first anniversary of the Planned Departure Date. For the avoidance of doubt, each vested stock option that was granted to Executive before December 10, 2020 shall remain exercisable in accordance with its terms.
(c)Disclosure. Executive will be given a reasonable opportunity to review and comment on any public disclosure concerning her termination of employment with the Company in a Form 8-K, press release, or other manner.
4.Withholdings and Other Deductions. All compensation payable to Executive hereunder shall be subject to such withholdings and deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.
5.Non-Disparagement; Return of Company Property; Indemnification.
(a)Non-Disparagement. Executive agrees that Executive shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders or employees, either publicly or privately. The Company agrees that it shall not, and it shall instruct its executive officers and members of the Board to not, disparage, criticize or defame Executive, either publicly or privately. Nothing in this Section 5(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.

(b)Return of Company Property. Executive agrees that Executive shall, on or prior to the Departure Date, return to the Company all documents of the Company and its affiliates (and all copies thereof) and all other Company or Company affiliate property that Executive has in Executive’s possession, custody or control. Such property includes, without limitation: (i) any materials of any kind that Executive knows contain or embody any proprietary or confidential information of the Company or an affiliate of the Company (and all reproductions thereof), (ii) credit cards, entry cards, identification badges and keys, and (iii) any correspondence, drawings, manuals, letters, notes, notebooks, reports, programs, plans, proposals, financial documents, or any other documents concerning the customers, business plans, marketing strategies, products and/or processes of the Company or any of its affiliates and any information received from the Company or any of its affiliates regarding third parties. Notwithstanding the foregoing, Executive shall be permitted to retain Executive’s laptop computer and cell phone, provided, in each case, that Executive submits the device on or prior to the Departure Date to the Company’s Information Technology department for the removal of all proprietary information.

(c)Indemnification. For the avoidance of doubt, Executive will continue to be covered by any indemnification under organizational documents and bylaws of the Company, the Indemnification Agreement dated December 5, 2020, between Executive and the Company (the “Indemnification Agreement”) and any other indemnification agreement between Executive and the Company, and remain named as an insured on the director and officer liability insurance policy currently maintained by the Company, or as may be maintained by the Company from time to time and as

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otherwise required by applicable laws, and in any event, for no less than 6 years following the Departure Date.

6.Executive’s Release of the Company. Executive understands that by agreeing to the release contained in this Section 6, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Release.
(a)On behalf of Executive and Executive’s heirs and assigns, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, divisions, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive has against the Releasees as of the Effective Date, or any of them, arising out of, based upon, or relating to Executive’s hire, employment or resignation by the Releasees, or any of them, from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, any Claims arising under Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the California Labor Code; the employment and civil rights laws of California; and any and all other federal, state and local laws, statutes, executive orders, regulations municipal ordinances, common law, and any other jurisdiction worldwide; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims under the Age Discrimination in Employment Act;
(ii)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(iii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iv)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(v)Claims to any benefit entitlements vested as of the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;
(vi)Claims for any wages or remuneration unpaid as of the date of Executive’s employment termination;
(vii)Claims for any breach of this Agreement;

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(viii)Claims for indemnification under the Indemnification Agreement, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and
(ix)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.
7.Exceptions. Notwithstanding anything in this Agreement or the Confidential Information Agreement to the contrary, nothing contained in this Agreement or the Confidential Information Agreement shall prohibit either party to this Agreement (or either party’s attorney(s)) from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with the U.S. Equal Employment Opportunity Commission, the U.S. Securities and Exchange Commission, the Financial Industry Regulatory Authority, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice or any other securities regulatory agency, self-regulatory authority or federal, state or local regulatory authority (collectively, “Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation, (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to any Government Agencies for the purpose of reporting or investigating a suspected violation of law, or from providing such information to such party’s attorney(s) or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding, (iii) receiving an award for information provided to any Government Agency, and/or (iv) exercising any rights Executive may have under Section 7 of the U.S. National Labor Relations Act. Pursuant to 18 USC Section 1833(b), Executive acknowledges that (1) Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal, and (2) if Executive files a lawsuit for retaliation by the Company or its affiliates for reporting a suspected violation of law, Executive may disclose the trade secret to her attorney and use the trade secret information in the court proceeding, if Executive files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Further, nothing in this Agreement is intended to or shall preclude either party from providing truthful testimony in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law. If Executive is required to provide testimony or produce documents, then unless otherwise directed or requested by a Governmental Agency or law enforcement, Executive shall notify the Company in writing as promptly as practicable after receiving any such request of the anticipated testimony and at least ten days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) to afford the Company a reasonable opportunity to challenge the subpoena, court order or similar legal process.
8.Ongoing Cooperation. Subject to Section 7, Executive agrees that Executive will assist and cooperate with the Company, its affiliates and its counsel (i) concerning reasonable requests for information about the business of the Company or its affiliates or Executive’s involvement and participation therein, (ii) in connection with the defense, prosecution or investigation of any claims or actions now in existence or which may be brought in the future against or on behalf of the Company or its subsidiaries or affiliates, including any proceeding before any arbitral, administrative, judicial, legislative, regulatory, or other body or agency, including testifying in any proceeding to the extent such claims, actions, investigations or proceedings relate to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive, and (iii) and in connection with any investigation or review by any federal, state or local regulatory, quasi- or self-regulatory or self-governing authority or organization as any such investigation or review relates to services performed or required to be performed by Executive, pertinent knowledge possessed by Executive, or any act or omission by Executive. Executive’s full reasonable cooperation shall include, but not be limited to, providing true and complete factual information and producing all documents and records in your possession or control that may be requested by the Company or its counsel, being

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available to meet and speak with officers or employees of the Company, its affiliates and/or their counsel at reasonable times and locations, executing documents Executive knows to be accurate and truthful, appearing at the Company’s request as a witness at depositions, trials or other proceedings without the necessity of a subpoena, and taking such other actions as may reasonably be requested by the Company and/or its counsel to effectuate the foregoing. In requesting such services, the Company will reasonably consider other commitments that Executive may have at the time of the request and shall reimburse Executive for reasonable expenses consistent with expense reimbursement for senior executives of the Company. Following the Departure Date and after such time that Executive has provided an aggregate of 10 hours of assistance or cooperation to the Company pursuant to this Section 8, the Company shall pay Executive the hourly equivalent of Executive’s compensation rate as of Executive’s termination of employment, subject to Executive’s submission of an invoice or similar documentation in a form reasonably requested by the Company, payable in accordance with the Company’s applicable payroll practices as in effect from time to time. Executive shall not be required to cooperate against her own legal interests or those of a subsequent employer.
9.Code Section 409A.
(a)To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other such guidance that may be issued after the Effective Date (collectively, “Section 409A”). Notwithstanding any provision of this Agreement to the contrary, in the event that following the Effective Date, the Company determines that any compensation or benefits payable under this Agreement may be subject to Section 409A, the Company may adopt such amendments to this Agreement or adopt other policies or procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Company determines are necessary or appropriate to preserve the intended tax treatment of the compensation and benefits payable hereunder, including without limitation actions intended to (i) exempt the compensation and benefits payable under this Agreement from Section 409A, and/or (ii) comply with the requirements of Section 409A, provided, however, that this Section 9 does not, and shall not be construed so as to, create any obligation on the part of the Company to adopt any such amendments, policies or procedures or to take any other such actions. In no event shall the Company, its affiliates or any of their respective officers, directors or advisors be liable for any taxes, interest or penalties imposed under Section 409A or any corresponding provision of state or local law.

(b)Any right under this Agreement to a series of installment payments shall be treated as a right to a series of separate payments. Any payments subject to Section 409A that are subject to execution of a waiver and release which may be executed and/or revoked in a calendar year following the calendar year in which the payment event (such as termination of employment) occurs shall commence payment only in the calendar year in which the consideration period or, if applicable, release revocation period ends, as necessary to comply with Section 409A. All payments of nonqualified deferred compensation subject to Section 409A to be made upon a termination of employment under this Agreement may only be made upon Executive’s “separation from service” (within the meaning of Section 409A).

(c)Notwithstanding any provision to the contrary in this Agreement, if Executive is deemed at the time of Executive’s separation from service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i) of the Code, to the extent delayed commencement of any portion of the benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s benefits shall not be provided to Executive prior to the earlier of (i) the expiration of the 6-month period measured from the date of Executive’s separation from service or (ii) the date of Executive’s death. Upon the first business day following the expiration of the applicable Section 409A(a)(2)(B)(i) period, all payments deferred pursuant to this Section 9(c) shall be paid in a lump sum to Executive, and any remaining payments due under this Agreement shall be paid as otherwise provided herein.

10.Choice of Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

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11.Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.
12.Headings. The headings in this Agreement are provided solely for convenience, and are not intended to be part of, nor to affect or alter the interpretation or meaning of, this Agreement.
13.Severability. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.
14.Assignment. This Agreement is personal to Executive and, without the prior written consent of the Company, shall not be assignable by Executive other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns.
15.Ambiguities. Both parties have participated in the negotiation of this Agreement and, thus, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language.
16.Entire Agreement / Amendments. This Agreement (including the exhibits here), collectively with the agreements evidencing Executive’s Company Equity Awards, the Confidential Information Agreement and the Indemnification Agreement, constitutes the entire agreement between the parties concerning the subject matter hereof. All prior discussions and negotiations have been and are merged and integrated into, and are superseded by, this Agreement (including the exhibits here), collectively with the agreements evidencing Executive’s Company Equity Awards, the Confidential Information Agreement and the Indemnification Agreement. Executive acknowledges and agrees that the payments and benefits set forth herein constitute full and complete satisfaction of the Company’s obligations to Executive under the Offer Letter and Severance Agreement, and Executive shall have no right, title or interest in any payments or benefits under the Offer Letter and Severance Agreement (except as provided herein). No amendments to this Agreement will be valid unless written and signed by Executive and an authorized representative of the Company.
17.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
18.Dispute Resolution. To ensure the timely and economical resolution of disputes that arise in connection with this Agreement, Executive and the Company agree that any and all disputes, claims, or causes of action arising from or relating to the enforcement, breach, performance or interpretation of this Agreement, Executive’s employment, or the termination of Executive’s employment, shall be resolved to the fullest extent permitted by law by final, binding and confidential arbitration in San Francisco, California through Judicial Arbitration & Mediation Services/Endispute (“JAMS”) in conformity with the then-existing JAMS employment arbitration rules and California law. A link to the current JAMS employment arbitration rules follows: https://www.jamsadr.com/rules-employment-arbitration/english. By agreeing to this arbitration procedure, both Executive and the Company waive the right to resolve any such dispute through a trial by jury or judge or administrative proceeding. The arbitrator shall: (a) have the authority to compel adequate discovery for the resolution of the dispute and to award such relief as would otherwise be permitted by law; and (b) issue a written arbitration decision, to include the arbitrator’s essential findings and conclusions and a statement of the award. The Company shall pay all JAMS’s arbitration fees in excess of the amount of court fees that would be required if the dispute were decided in a court of law. Nothing in this Agreement is intended to prevent either Executive or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of

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any such arbitration. Notwithstanding the foregoing, Executive and the Company each have the right to resolve any issue or dispute over intellectual property rights by Court action instead of arbitration.
[Signature page follows]

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IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

                        AIRBNB, INC.

Dated: December 4, 2023            /s/ Dave Stephenson
                        Dave Stephenson
                        Chief Financial Officer

EXECUTIVE

Dated: December 4, 2023            /s/ Catherine Powell
                        Catherine Powell

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EXHIBIT A
BUSINESS DUTIES

During the Retention Period, Executive will perform the following duties:

1.Support the transition of the supply team;
2.Continue executive sponsorship of the Airfinity group and Black@ until the end of March 2024; and
3.Ensure a smooth transition of the Community.

During the Retention Period, Executive will maintain email access via an Airbnb .ext email address.

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EXHIBIT B
GENERAL RELEASE

This Release of Claims (“Release”) is entered into as of _________________, 20__, between Catherine Powell (“Executive”) and Airbnb, Inc., a Delaware corporation (the “Company” and, together with Executive, the “Parties”), effective eight days after Executive’s signature hereto (the “Effective Date”), unless Executive revokes Executive’s acceptance of this Release as provided in Paragraph 1(c), below.
1.Executive’s Release of the Company. Executive understands that by agreeing to this Release, Executive is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Executive signs this Release.
(a)On behalf of Executive and Executive’s heirs and assigns, Executive hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company, and each of its owners, affiliates, divisions, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Executive has against the Releasees as of the Effective Date, or any of them, arising out of, based upon, or relating to Executive’s hire, employment or resignation by the Releasees, or any of them, from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, any Claims arising under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. § 621, et seq.; Title VII of the Civil Rights Act of 1964, as amended by the Civil Rights Act of 1991, 42 U.S.C. § 2000 et seq.; the Equal Pay Act, 29 U.S.C. § 206(d); the Civil Rights Act of 1866, 42 U.S.C. § 1981; the Family and Medical Leave Act of 1993, 29 U.S.C. § 2601 et seq.; the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 et seq.; the False Claims Act, 31 U.S.C. § 3729 et seq.; the Employee Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101 et seq. the Fair Labor Standards Act, 29 U.S.C. § 215 et seq., the Sarbanes-Oxley Act of 2002; the California Labor Code; the employment and civil rights laws of California; and any and all other federal, state and local laws, statutes, executive orders, regulations municipal ordinances, common law, and any other jurisdiction worldwide; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.
(b)Notwithstanding the generality of the foregoing, Executive does not release the following claims:
(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;
(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;
(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;
(iv)Claims to any benefit entitlements vested as of the date of Executive’s employment termination, pursuant to written terms of any Company employee benefit plan;

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(v)Claims for any wages or remuneration unpaid as of the date of Executive’s employment termination;
(vi)Claims for any breach of the Retention Agreement, dated as of December __, 2023, between the Parties (the “Retention Agreement”);
(vii)Claims for indemnification under any indemnification agreement with the Company, the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and
(viii)Executive’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Executive does release Executive’s right to secure any damages for alleged discriminatory treatment.
(c)In accordance with the Older Workers Benefit Protection Act of 1990, Executive has been advised of the following:
(i)Executive has the right to consult with an attorney before signing this Release;
(ii)Executive has been given at least forty-five (45) days to consider this Release;
(iii)Executive has seven (7) days after signing this Release to revoke it, and Executive will not receive the payments and benefits provided for under Section 3(b) of the Retention Agreement unless and until such seven (7) day period has expired. If Executive wishes to revoke this Release, Executive must deliver notice of Executive’s revocation in writing, no later than 5:00 p.m. on the 7th day following Executive’s execution of this Release to [_________].
(d)EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
BEING AWARE OF SAID CODE SECTION, EXECUTIVE HEREBY EXPRESSLY WAIVES ANY RIGHTS EXECUTIVE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
2.Executive Representations. Executive represents and warrants that:
(a)Executive has returned to the Company all Company property in Executive’s possession;
(b)Executive is not owed wages, commissions, bonuses or other compensation, other than wages through the date of the termination of Executive’s employment and any accrued, unused vacation earned through such date, and any payments that become due under the Retention Agreement;
(c)During the course of Executive’s employment Executive did not sustain any injuries for which Executive might be entitled to compensation pursuant to worker’s

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compensation law or Executive has disclosed any injuries of which Executive is currently, reasonably aware for which Executive might be entitled to compensation pursuant to worker’s compensation law; and
(d)Executive has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Executive do so in the future, except as specifically allowed by this Release.
3.Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
4.Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.
5.Integration Clause. This Release and the Retention Agreement contain the Parties’ entire agreement with regard to the separation of Executive’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Executive and a duly authorized officer or director of the Company.
6.Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.
7.Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.
[Signature page follows]

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    IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EXECUTIVE                        AIRBNB, INC.

__________________________                __________________________
                            By:
                            Title:

Date: ______________________            Date: _____________________

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